Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-39324) and related Prospectus of Chelsea GCA Realty, Inc. and Chelsea GCA Realty Partnership, L.P. for the registration of shares of common stock, preferred stock and depositary shares of Chelsea GCA Realty, Inc. and debt securities of Chelsea GCA Realty Partnership, L.P. and to the incorporation by reference therein of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty, Inc. included in Chelsea GCA Realty, Inc.‘s Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission and our report dated February 2, 2000 with respect to the consolidated financial statements of Chelsea GCA Realty Partnership, L.P. incorporated in Chelsea GCA Realty Partnership, L.P.‘s Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
August 25, 2000